UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported event): February 4, 2016

FLUOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-16129	33-0927079
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

6700 Las Colinas Boulevard Irving, Texas	75039
(Address of principal executive offices)	(Zip Code)

(469) 398-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)                                  On February 4, 2016, the Board of Directors (the “Board”) of Fluor Corporation (the “Corporation”) appointed Mr. Robin K. Chopra as Senior Vice President and Controller of the Corporation, effective March 1, 2016.  In that role, Mr. Chopra will serve as the Corporation’s principal accounting officer.  Mr. Chopra currently serves as the Vice President and Controller, Commercial Operations and Controller, Asia Pacific region and previously served as the Vice President, Internal Audit, leading the Corporation’s internal audit function, from March 2008 until August 2014.  Mr. Chopra, age 51, joined the Corporation in 1991.

In his new role with the Corporation, Mr. Chopra will receive an annual base salary for 2016 of $400,000.  He will be eligible for a cash award under the Corporation’s annual incentive program with a target award of 55% of base salary, and he will participate in the Corporation’s long term incentive program with 2016 awards valued at $390,000 on the grant date.  Further details concerning the Corporation’s executive compensation program are described in the Corporation’s definitive proxy statement dated March 9, 2015, under the heading “Executive Compensation” and the Corporation’s Form 8-K filed on February 9, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 10, 2016		FLUOR CORPORATION

	By:	/s/ Carlos M. Hernandez

Carlos M. Hernandez
Chief Legal Officer and Secretary